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EXHIBIT 10.13

Assessor's Parcel No.:
When recorded mail to:
Gary A. Kashar Latham & Watkins 633 West Fifth Street Suite 4000 Los Angeles, CA 90071

LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

Market Gaming, Inc., a Nevada corporation
Trustor

National Title Co., a Nevada corporation
Trustee

and

The Bank of New York, a New York banking corporation
Beneficiary

Dated August 24, 2001

LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

    THIS LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING ("Deed of Trust"), is made as of August 24, 2001, by Market Gaming, Inc., a Nevada corporation, as trustor ("Trustor"), to National Title Co., a Nevada corporation, as trustee ("Trustee"), for the benefit of The Bank of New York, a New York banking corporation, as trustee ("Beneficiary") acting on behalf of the holders of the Notes issued pursuant to that certain Indenture dated as of even date herewith (the "Indenture") among Herbst Gaming, Inc., as issuer, Beneficiary, as trustee and each of the Guarantors (as defined in the Indenture). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indenture.

W I T N E S S E T H:

    Trustor hereby covenants and agrees as follows:

ARTICLE I.
Grant of Security Interests

    1.01  Property.  Trustor does hereby irrevocably grant, bargain, sell, pledge, assign, hypothecate, convey, mortgage, transfer, warrant and set over unto Trustee IN TRUST, WITH POWER OF SALE, for the benefit and security of Beneficiary and the ratable benefit and security of the holders of the Notes, all of Trustor's right, title and interest in and to all of the following property, whether now owned or existing or hereafter acquired or arising, (all of Trustor's right, title and interest therein and thereto being collectively referred to herein as the "Property"):

      (a) The real property described in Exhibit A attached hereto and by this reference incorporated herein, including, without limitation, (i) any easements and rights of ingress and egress appurtenant to the above described property, (ii) any street or road adjacent or contiguous to the above described property, (iii) any strips, gores or pieces of land abutting, adjoining, adjacent to or contiguous to the above described property (owned or claimed by deed, limitation or otherwise), and (iv) all air rights with respect thereto (collectively, the "Land");

      (b) Any and all buildings and all other improvements now on or in, or hereafter constructed on or in, the Land (collectively, the "Improvements" and, together with the Land, the "Real Property");

      (c) Any and all lands, fixtures, structures, improvements, pipelines, tenements, hereditments, goods, inventory, equipment, machinery, appliances, construction or other materials and supplies, personal property, tools, crops and other farm products, plants, trees, shrubs, vines, books, records and files, of whatever kind or description and wherever situated, now owned by, or at any time hereafter acquired by or for, Trustor and contiguous or appurtenant to the Land, and all other things of whatsoever kind and in any way or at any time belonging or appurtenant to, or used in connection with, any Property and all additions and/or accessions to, and all substitutions for, the foregoing;

      (d) Any and all Leases (as hereinafter defined) now held or hereafter acquired by Trustor, including, but not limited to, all of Trustor's right, title and interest in and to that lease ("Ground Lease") described in Exhibit B attached hereto and incorporated herein by reference, and all, bonuses, rents, revenues, security deposits, issues, royalties (including all oil, gas and mineral royalties), profits and other consideration arising from the Leases, in connection with or belonging or appertaining to any of Trustor's property now or hereafter subject to the lien of this Deed of Trust;

      (e) Any and all additions, betterments and improvements hereafter acquired or constructed upon or in connection with any of Trustor's property, now or at any time hereafter subject to the Lien of this Deed of Trust;

      (f)  Any and all rights, powers, easements, rights of way, interests in land, franchises, privileges, immunities, possessory or prescriptive rights, and, to the extent assignable, permits, licenses (excluding Gaming Licenses), options, development rights, entitlements and authorizations now or hereafter owned or possessed by Trustor that now or at any time hereafter may be necessary for, or appurtenant to, the use, operation, management, maintenance, renewal, alteration or improvement of any of the Property, including, without limitation, to any and all rights to (i) utilities and fees or charges paid in connection therewith, (ii) reimbursements or other rights pertaining to utilities or utility services thereto, and (iii) the present or future use or availability of waste water facilities, water, water and storm drainage or other utility facilities to the extent the same pertain to or benefit any of the Property, including all reservations of or commitments covering any such use in the future, whether now owned or hereafter acquired;

      (g) All contract rights of whatever nature, whenever acquired, relating to the other Property described in this Section 1.01, including, without limitation, architectural and engineering plans, specifications, drawings, tests, reports or studies, contracts for goods or services and management contracts, all warranties and guaranties under such contracts and all rights under architect's contracts, construction contracts, completion bonds, performance bonds and payment bonds, all accounts, general intangibles, documents, instruments and chattel paper arising from or in connection with such other Property, including all books and records in connection therewith, all rights, claims, suits or demands that Trustor now has or may hereafter acquire with respect to any damage to the Property;

      (h) All oil and gas or other mineral rights in or pertaining to the Land and all royalty, leasehold and other rights of Trustor pertaining thereto, now owned or hereafter acquired;

      (i)  All refundable utility, tenant, escrow and governmental fees and deposits, and all refundable fees and deposits of every other nature, now owned or hereafter acquired, relating to the Property;

      (j)  All water and all water rights, including riparian and other water rights in or pertaining to the Land (whether or not appurtenant thereto), now owned or hereafter acquired, including, without limitation, shares of stock evidencing the same and any rights under contracts for the purchase or supply of water, and all deposits made with or other security given to utility companies by Trustor with respect to the Land or any buildings or other improvements thereon;

      (k) All shrubbery, trees, vines and other plants of every kind and nature and all crops of every type and nature, annual and perennial, whether growing or to be grown at any time, all harvested crops wherever stored and any document of title or other document representing a storage obligation, including, but not limited to, warehouse receipts, negotiable or nonnegotiable, which may be received for crops in which Trustor has any right, title or interest, wherever stored;

      (l)  All of the interest, right, title and other claim or demand, both in law and in equity, including claims or demands with respect to any insurance policies, returned premiums or casualty awards, or the proceeds of any thereof, which Trustor now has or may hereafter acquire in or as a result of any of the Property, and any other proceeds from any sale or disposition thereof which Trustor now has or may hereafter acquire and any and all awards made as a result of the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of such Property, all of which awards, damages, premiums and payments are hereby assigned to Beneficiary and may be at any time collected by it subject to the terms and conditions hereof;

      (m) All names under which any portion of the Property may be operated or known, including trademarks and trade names, and any goodwill associated with the Property; and

      (n) With respect to the Property, all of the right, title, interest and claim whatsoever, at law or in equity, to all other reversions, remainders, proceeds, rents, revenues, issues, earnings, income, products and profits thereof.

    TO HAVE AND TO HOLD the Property unto Trustee, its successors and assigns in trust, forever, for the purpose of securing the indebtedness and obligations described in Section 1.02 below.

    1.02  Obligations and Indebtedness Secured.  This Deed of Trust is given for the purpose of securing (a) payment of the indebtedness evidenced by Trustor's $170,000,000 principal amount of 10 3/4% Senior Secured Notes due 2008 (the "Notes") issued pursuant to the Indenture, and any extension, modification or renewal thereof, (b) payment of such additional sums as may hereafter be advanced hereunder for the account of Trustor, with interest thereon, (c) the prompt payment when due of all fees, expenses, and other amounts at any time payable by Trustor under the terms of the Loan Documents (as hereinafter defined), (d) performance of each and every term, covenant and condition of the Indenture and each and every instrument or document to which Trustor is a party securing payment of the Notes or executed in connection with or pursuant to the Indenture (such documents together with any modifications, renewals, extensions, or replacements thereof are collectively referred to as the "Loan Documents"), and (e) the payment and performance when due of Trustor's obligations under any guaranty, including, without limit, any Guarantees, or indemnity issued by Trustor for the benefit of Beneficiary and the holders of the Notes (collectively, the "Holders").

    1.03  Security Agreement; Fixture Filing.  This Deed of Trust shall, as to any rents, equipment, furnishings and other personal property covered hereby (collectively, the "Personal Property") and constituting a portion of the Property, be deemed to constitute a security agreement, and Trustor hereby grants to Beneficiary, as secured party, for the benefit of the Holders, a security interest therein pursuant to the Nevada Uniform Commercial Code. Trustor agrees, as necessary, to execute any supplements to this Deed of Trust, any separate security agreement and any financing statements and continuation statements in order to include specifically any after acquired Personal Property or otherwise to perfect the security interest granted hereby. Upon the occurrence of an Event of Default, Beneficiary shall have all of the rights and remedies therein provided or otherwise provided by law or by this Deed of Trust or the other Loan Documents, including but not limited to the right but not the obligation to require Trustor to assemble the Personal Property and make it available to Beneficiary at a place to be designated by Beneficiary which is reasonably convenient to both parties, and subject to applicable Gaming Laws, the right to take possession of such Personal Property with or without demand and with or without process of law and the right to sell and dispose of the same and distribute the proceeds according to law. The parties hereto agree that any requirement of reasonable notice shall be met if Beneficiary sends such notice to Trustor at least ten days prior to the date of sale, disposition or other event giving rise to the required notice, and that the proceeds of any disposition of any such Personal Property may be applied by Beneficiary first to the expenses in connection therewith, including reasonable attorneys' fees and other legal expenses incurred, and then to payment of the other Obligations. The parties hereto further agree that any sale of the Personal Property held contemporaneously with any sale of the Land or other Property and upon the same notice as required in the Nevada Uniform Commercial Code shall be deemed to be a public sale conducted in a commercially reasonable manner. With respect to the Personal Property that has become so attached to the real property covered hereby that an interest therein arises under the real property law of the State of Nevada, this Deed of Trust shall also constitute a financing statement and a fixture filing under NRS § 104.9502.

ARTICLE II.
Warranties and Covenants of Trustor

    2.01  Performance of Loan Documents.  Trustor covenants and agrees to comply with each and every provision hereof, and with each and every provision of the Loan Documents, and shall promptly pay when due the indebtedness evidenced by the Notes and guaranteed by the Trustor and all other sums required to be paid by the Trustor under this Deed of Trust and the Loan Documents.

    2.02  General Representations, Covenants and Warranties.  Trustor represents and warrants that:

      (a) To Trustor's knowledge, the landlord, as identified in Exhibit B, (together with its successors, "Landlord"), has full, complete and marketable fee simple title to the land described on Exhibit A;

      (b) Trustor has a valid and subsisting interest as lessee under the Ground Lease, the Ground Lease is in full force and effect, there are no defaults thereunder and no event has occurred or is occurring which after notice or passage of time or both will result in such a default, and the Ground Lease is free and clear of all liens, charges and encumbrances, except for the lien of this Deed of Trust, and only those liens expressly set forth on Schedule 1 attached hereto;

      (c) True and correct copies of the Ground Lease have been delivered by Trustor to Beneficiary and there are no modifications, amendments, cancellations or concessions not indicated by the copies so delivered;

      (d) This Deed of Trust is and will remain a valid and enforceable first priority lien on the lessee's interest in the Lease and all other interests in the Property encumbered hereby;

      (e) All information and financial statements furnished or to be furnished Beneficiary by or on behalf of Trustor in connection herewith or the Notes or any other instrument or obligation secured hereby are true and correct and not misleading;

      (f)  Trustor has not performed any act and is not bound by any instrument which would prevent Beneficiary from enforcing this Deed of Trust;

      (g) Trustor has all requisite power and authority and all licenses, permits and authorizations necessary to own and operate its properties and businesses as currently operated and conducted or proposed to be;

      (h) The Notes, Deed of Trust and all other instruments securing the Notes, and all other Loan Documents are valid and binding obligations of the parties thereto, enforceable in accordance with their terms;

      (i)  Trustor has not received any notice, nor is it aware after a reasonable, prudent and diligent inquiry, that it is in non-compliance with any requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the regulations thereunder and there exist no "reportable events," as that term is defined in Section 4043 of ERISA, with respect to Trustor;

      (j)  None of the transactions in connection with which this Deed of Trust is given will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System;

      (k) The Property has utilities available to it sufficient to serve the current and anticipated use of the Property, and such utilities are located through private rights-of-way or properly dedicated public roads;

      (l)  The Land is accessible by way of abutting public streets or to public streets over properly granted or dedicated private rights-of-way; and

      (m) Trustor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code of 1986, as amended, or the regulations thereunder); Trustor's United States employer identification number is 88-0314674 and Trustor's office address is 3440 West Russell Road, Las Vegas, Nevada 89118. Trustor understands that the certification in this clause (m) may be disclosed to the Internal Revenue Service by Beneficiary and that any false statement contained herein could be punished by fine, imprisonment, or both. The person or persons executing this Deed of Trust each declares under penalties of perjury that he had examined this certification and to the best of his knowledge and belief it is true, correct and complete, and further declares that he has authority to sign this certification on behalf of Trustor.

    2.03  Representations and Warranties with Respect to the Leases.  Trustor represents and warrants with respect to all Leases, whether entered into now or hereafter, that throughout the stated term thereof:

      (a) It has a valid and subsisting interest as lessor under said Leases;

      (b) The Leases are in full force and effect;

      (c) There are no defaults thereunder and no event has occurred or is occurring which after notice or passage of time or both will result in such a default;

      (d) The Leases and the rents, issues and profits thereof are subject to no encumbrances of any kind except for this Deed of Trust; and

      (e) True and correct copies of said Leases have been, or upon execution will be, delivered by Trustor to Beneficiary and there are no modifications, amendments, cancellations or concessions not indicated by the copies so delivered.

    2.04  Representations and Warranties with Respect to the Ground Lease.

      2.04.1  Trustor will pay or cause to be paid, as the case may be, payments and charges required to be paid by Trustor under or pursuant to the provisions of the Ground Lease. Trustor shall deliver to Beneficiary reasonable evidence of payment of such rents and impositions and other payments and charges.

      2.04.2.  Trustor will diligently perform and observe all of the terms, covenants and conditions of the Ground Lease required to be performed and observed by Trustor to the end that all things shall be done which are necessary to keep unimpaired Trustor's rights under the Ground Lease.

      2.04.3.  Trustor will promptly advise Beneficiary in writing of the giving of any notice by Landlord of any default by Trustor in the performance or observance of any of the terms, covenants or conditions of the Ground Lease on the part of Trustor to be performed or observed and Trustor will deliver to Beneficiary a true copy of each such notice.

      2.04.4.  Trustor shall execute and deliver, on request of Beneficiary, such instruments as Beneficiary may deem useful or required to permit Beneficiary to cure any default under the Ground Lease or permit Beneficiary to take such other actions as Beneficiary considers desirable to cure or remedy the matter in default and preserve the interest of Beneficiary in the Ground Lease, the leasehold created thereby and the Property.

      2.04.5.  Trustor will promptly notify Beneficiary in writing of any default by Landlord in the performance or observance of any of the terms, covenants or conditions on the part of Landlord to be performed or observed.

      2.04.6.  Trustor will, promptly upon request by Beneficiary, give its unqualified consent in writing to any and all modifications of the Ground Lease which Landlord agrees to make at the request of Beneficiary for the purpose of improving, maintaining or preserving Beneficiary's security in the Ground Lease or the Property.

      2.04.7.  Trustor will not release, surrender, modify or terminate the Ground Lease without the prior written consent of Beneficiary except to the extent permissible under the terms of the Indenture.

      2.04.8.  Without the written consent of Beneficiary, which consent shall not be reasonably withheld, the estate created by the Ground Lease shall not merge with any other estate in the Property, but any interest in the Property hereinafter acquired by Trustor shall also be encumbered hereby.

      2.04.9.  Notwithstanding anything to the contrary herein contained with respect to the Ground Lease:

        (a) The lien of this Deed of Trust attaches to all of Trustor's rights and remedies at any time arising under or pursuant to Subsection 365(h) of Title 11 of the United States code entitled "Bankruptcy," as now or hereafter in effect (together with any successor statute, the "Bankruptcy Code"), including, without limitation, all of Trustor's rights to remain in possession of the Real Property.

        (b) Trustor shall not, without Beneficiary's written consent, elect to treat the Ground Lease as terminated under Subsection 365(h)(1) of the Bankruptcy Code. Any such election made without Beneficiary's prior written consent shall be void. If Landlord rejects the Ground Lease under Section 365 of the Bankruptcy Code, Trustor shall remain in possession of the Property. Neither the lien of this Deed of Trust nor Beneficiary's rights with respect to the Ground Lease shall be affected or impaired by Landlord's rejection of the Ground Lease under Section 365 of the Bankruptcy Code.

        (c) As further security for the obligations secured hereby, Trustor hereby unconditionally assigns, transfers and sets over to Beneficiary all of Trustor's claims and rights to the payment of damages arising from any rejection by Landlord of the Ground Lease under the Bankruptcy Code. Beneficiary shall have the right, but not the obligation, to proceed in its own name or in the name of Trustor in respect of any claim, suit, action or proceeding relating to the rejection of the Ground Lease, including, without limitation, the right to file and prosecute any proofs of claim, complaints, motions, applications, notices and other documents in any case in respect of Landlord under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until this Deed of Trust has been released of record or all of the obligations secured by this Deed of Trust shall have been satisfied and discharged in full. Any amounts received by Beneficiary or Trustor as damages arising out of the rejection of the Ground Lease as aforesaid shall be applied first to all reasonable costs and expenses of Beneficiary and Trustee (including, without limitation, attorneys' fees and costs) incurred in connection with the exercise of any of its rights or remedies under this Section 2.04.9 and then in accordance with the other applicable provisions of this Deed of Trust and the Indenture.

        (d) If, pursuant to any applicable section of the Bankruptcy Code, Trustor seeks to offset, counterclaim, deduct, and/or assert a defense against the rent or other sums due under the Ground Lease, the amount of any damages caused by the non-observance and/or non-performance of Landlord under the Ground Lease, Trustor shall, prior to such offset, counterclaim, defense and/or deduction notify Beneficiary of its intent to do so, setting forth with specificity the amounts proposed to be offset, counterclaimed, deducted, and/or defended against and for what purposes. Beneficiary shall thereupon have the right, but not the obligation, to object to all or any part of such offset, counterclaim, deduction and/or defense and, in the event of such objection, Trustor shall not effect any such offset, counterclaim and/or deduction. Neither Beneficiary's failure to object to any such offset, counterclaim, deduction and/or defense nor any objection or other communication between Beneficiary and Trustor shall constitute an approval of any such offset, counterclaim, deduction and/or defense by Beneficiary. Trustor expressly agrees to pay, protect, indemnify and save harmless Beneficiary from and against any and all claims, demands, actions, suit, proceedings, damages, losses, liabilities, judgments, costs and expenses of every kind and nature (including reasonable attorneys' fees) arising from or relating to any offset, counterclaim, deduction and/or assertion of a defense by Trustor as herein described.

        (e) If any action, proceeding, motion and/or notice shall be commenced or filed with respect to Landlord or the Property, or any part thereof, in connection with the Bankruptcy Code, Beneficiary shall have the right, but not the obligation, to the exclusion of Trustor, exercisable upon five (5) days prior written notice, to conduct and control any litigation with counsel of Beneficiary's choice. Beneficiary may proceed in its own name or in the name of Trustor in connection with any such litigation, and Trustor expressly agrees to execute and deliver all and every power, consent, authorization and other documents required by Beneficiary in connection therewith. Trustor shall pay to Beneficiary on demand any and all costs and expenses (including reasonable attorneys' fees) paid or incurred and payable by Beneficiary in connection with such proceedings and the costs and expenses shall be secured by the lien of this Deed of Trust. Trustor also agrees not to commence any action, suit, proceeding and/or case or file any application or make any motion in respect of the Ground Lease in the event of Landlord's bankruptcy without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld.

        (f)  Trustor shall promptly after obtaining knowledge thereof notify Beneficiary orally of any filing by or against Landlord of a petition under the Bankruptcy Code. Trustor shall thereafter promptly give written notice of such filing to Beneficiary, setting forth any information available to Trustor as to the date of such filing, the court in which such petition was filed, and the relief sought therein. Trustor shall promptly deliver to Beneficiary, following its receipt thereof, copies of any and all notices, summonses, pleadings, applications and other documents received by Trustor in connection with any such petition and any proceedings relating thereto.

        (g) If there shall be filed by or against Trustor a petition under the Bankruptcy Code and Trustor, as lessee under the Ground Lease, shall determine to reject the Ground Lease, Trustor shall give Beneficiary not less than ten (10) days prior notice of the date on which Trustor shall apply to the bankruptcy court or other judicial body with appropriate jurisdiction or authority to reject the Ground Lease. Beneficiary shall have the right, but not the obligation, to serve upon Trustor within such ten (10) day period a notice stating that (i) Beneficiary demands that Trustor assume and assign the Ground Lease to Beneficiary pursuant to Section 365 of the Bankruptcy Code and (ii) Beneficiary covenants to cure or provide adequate assurance of prompt cure of all defaults and provide adequate assurance of future performance under the Ground Lease. If Beneficiary serves upon Trustor the notice described in the preceding sentence, Trustor shall not seek to reject the Ground Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Beneficiary of the covenant provided for in clause (ii) of the preceding sentence. Effective upon the entry of an order for relief in respect of Trustor under Chapter 7 of the Bankruptcy Code Trustor hereby assigns and transfers to Beneficiary a non-exclusive right to apply to the bankruptcy court or other judicial body with appropriate jurisdiction for an order extending the period during which the Ground Lease may be rejected or assumed.

        (h) All references herein to sections of the Bankruptcy Code shall also constitute references to successors to such sections and similar provisions of any law.

      2.04.10.  Trustor shall enforce with due diligence all of the obligations of Landlord under the Ground Lease, to the end that Trustor may enjoy all of the rights and privileges granted to it under the Ground Lease.

      2.04.11.  Nothing contained in this Section 2.04 or elsewhere in this Deed of Trust, and no exercise of any rights or remedies by Beneficiary, shall constitute, or shall be deemed in any manner or at any time to constitute, an assumption by Beneficiary of any of the lessee's obligations under the Ground Lease.

      2.04.12.  Trustor will, within ten (10) days after reasonable demand from Beneficiary, request from Landlord and deliver to Beneficiary, to the extent provided by Landlord, a certificate that the Ground Lease is unmodified and in full force and effect and the date to which the rentals and other charges payable thereunder have been paid and stating whether to Landlord's knowledge Trustor is in default in the performance of any covenants, agreements or conditions contained in the Ground Lease and, if so, specifying each such default.

    2.05  Improvements, Compliance with Laws and Waste.  Trustor shall complete in a good and workmanlike manner any building or other improvements which may be constructed on the Property and pay when due all claims for labor performed and materials furnished therefor. Trustor shall comply with all laws, rules, ordinances, regulations, covenants, conditions, restrictions, easements and agreements pertaining to the Property or Trustor's use thereof. Trustor shall not commit or permit any waste thereon, not abandon the Property and not commit, suffer or permit any act to be done in or upon the Property in violation of law.

    2.06  Governmental Requirements.  Trustor shall not by act or omission permit any lands or improvements not subject to the lien of this Deed of Trust to include the Property or any part thereof in fulfillment of any governmental requirement. Similarly, no lands or other improvements not subject to the lien of this Deed of Trust shall be included with the Property in fulfillment of any governmental requirement. Trustor shall not by act or omission impair the integrity of the Property as a single zoning lot separate and apart from all other premises.

    2.07  Use of Property.  Unless required by applicable law, Trustor shall use and operate the Property in a manner consistent with the use existing at the time this Deed of Trust was executed. Trustor shall not initiate or acquiesce in any change in any zoning or other land use classification now or hereafter in effect and affecting the Property or any part thereof nor shall Trustor otherwise change or attempt to change the use of the Property or any portion thereof without in each case obtaining Beneficiary's prior written consent thereto.

    2.08  Maintenance of Property.  Trustor will keep and maintain or cause to be kept and maintained the Property in good order, condition and repair.

    2.09  Repair and Removal of Property.  Except as otherwise expressly permitted by the Indenture, no building, structure, fixture or other improvement shall be erected, removed, demolished, or materially changed or altered without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld. Except as expressly permitted by the Indenture, Trustor will not remove or permit the removal of the Personal Property or any part thereof (including renewals, replacements and other after-acquired property) from the Real Property without the prior written permission of Beneficiary, which permission shall not be unreasonably withheld, provided that obsolete and worn out articles may be removed concurrently with the replacement or renewal thereof with property of at least substantially equal value and of substantially equal usefulness in the operation of the Property. Trustor will promptly notify Beneficiary of any fire or other casualty causing damage to the Property. Trustor will promptly and in good and workmanlike manner repair and restore any improvement which may be damaged or destroyed. Trustor will promptly replace any lost, stolen, damaged or destroyed Personal Property.

    2.10  Costs, Fees and Expenses.  Trustor agrees to pay and discharge all costs, fees and expenses in connection with this Deed of Trust, including, but not limited to, Beneficiary's and Trustee's costs and expenses, including attorneys' fees, in any litigation with respect hereto, in connection herewith, any transactions related hereto, the Property or any interest therein and the cost of evidence of title and trustee's fees in connection with sale, whether completed or not, which amounts shall become due upon demand by either Beneficiary or Trustee.

    2.11  Insurance.  So long as the lien of this Deed of Trust shall remain in effect and the Obligations shall remain outstanding, Trustor agrees to maintain policies of insurance protecting the property as required by the Indenture.

    2.12  Condemnation.  Trustor immediately upon obtaining knowledge of the institution of any proceedings for the condemnation or other taking of the Property, any part thereof, or any interest therein, will notify Beneficiary of the pendency of such proceedings and Trustor shall appear in and prosecute any such action or proceeding. Beneficiary may, but shall not be required to, participate in any such proceedings and Trustor from time to time will deliver to Beneficiary all instruments requested by it to permit such participation. Trustor shall pay all of Beneficiary's costs and expenses, including, but not limited to, attorneys' fees, incurred in any such proceedings. For the purposes hereof, any proceeding to acquire any interest in or affecting the value of the Property, or seeking damages therefor, including, but not limited to, severance or change of grade, whether by court action or purchase in lieu thereof, shall be deemed a proceeding for condemnation and any award for inverse condemnation shall be deemed condemnation proceeds.

    2.13  Condemnation Proceeds.  If all or any part of the Property shall be damaged, diminished in value or taken through condemnation or eminent domain proceedings, or if a consent settlement is entered or a transfer is made under threat of such proceedings, either temporarily or permanently, then any and all compensation, awards and other payments or relief therefor to which Trustor is entitled shall be deemed part of the Property and subject to the Lien of this Deed of Trust and all such proceeds shall be paid to the Trustor and distributed in accordance with the Indenture.

    2.14  Taxes and Other Obligations.  Trustor shall pay when due, before delinquency, all taxes, assessments, levies, utility fees and all other fees and charges of every kind and nature, whether of a like or different nature, imposed upon or assessed against or which may become a lien on the Property, or any part thereof, or arising from, by reason of or in connection therewith, the use thereof or this Deed of Trust. In addition, Trustor shall file all required tax forms with the appropriate governmental authorities on or before the day they become due. Trustor will, within 15 days after the due date therefor, deliver to Beneficiary receipts evidencing payment of taxes, assessments, levies, fees and charges as required in this Section 2.14.

    2.15  Reserves for Taxes and Insurance Premiums.  At any time after the occurrence of an Event of Default and if required by Beneficiary, Trustor shall pay Beneficiary or such depository as Beneficiary may designate on a monthly basis, in addition to the installments payable under the Notes, on the same date as such installments are due and payable, a sum equal to one-twelfth (1/12) of annual taxes, assessments, levies, fees, charges and insurance premiums required to be paid by Trustor hereunder. If the amount so paid is not sufficient to pay such taxes, assessments, levies, fees, charges and premiums when due, then Trustor will immediately pay Beneficiary or such depository, as the case may be, on demand, amounts sufficient to pay the same. Sums deposited by Trustor pursuant hereto may be used to pay such taxes, assessments, levies, fees, charges and insurance premiums when due provided that Trustor has furnished Beneficiary with all tax statements, premium notices and other such notices at least 30 days prior to the date that any such taxes, assessments, levies, fees, charges or premiums may be due; provided, however, that Beneficiary may elect to apply the funds deposited with it or such depository in such manner as Beneficiary may deem desirable, in its sole and absolute discretion. Nothing herein shall impose on Beneficiary or such depository the obligation to pay any amount on account of taxes, assessments, levies, fees, charges or premiums in excess of the amount then deposited with Beneficiary or such depository pursuant hereto. Beneficiary and any depository may commingle funds deposited hereunder with their general funds and no interest shall accrue or be allowed on any payments made pursuant to this section. Payments or deposits pursuant to this section, if made, shall not be deemed to be a waiver or release of any other right or remedy available hereunder to Beneficiary in an Event of Default. Transfer of title to the Property shall automatically transfer the interest of the then Trustor in any deposits made pursuant to this section.

    2.16  Notice of Actions.  If any action or proceeding shall be instituted for any purpose affecting the Ground Lease, the leasehold created thereby, the Property, any part thereof, any interest therein, title thereto or this Deed of Trust, or should Trustor receive any notice from any governmental agency relating to the structure, use or occupancy of the Property, Trustor will immediately upon service thereof on or by Trustor, deliver to Beneficiary true copies of each notice, petition, summons, complaint, notice of motion, order to show cause, and all other process, pleadings and papers, however designated, served in any action or proceeding. Immediately upon becoming aware of any development or other information which may materially and adversely affect the property, business, prospects, profits or condition (financial or otherwise) of Trustor or the Property or the ability of Trustor to perform the obligations secured hereby, Trustor shall notify Beneficiary of the nature of such development or information and such anticipated effect. Without limiting the generality of the foregoing, Trustor shall promptly notify Beneficiary of any substantial change in the occupancy rate of the Real Property.

    2.17  Defense of Actions.  Trustor promises and agrees that if during the existence of this Deed of Trust there be commenced or pending any suit, action, arbitration, or other proceeding affecting the Ground Lease, the leasehold created thereby or the Property, any part thereof, or in relation thereto, the title thereto or this Deed of Trust, or if any adverse claim for or against any of the foregoing, or any part thereof, be made or asserted, it will appear in and defend any such matter and will pay all costs and damages arising because of such proceeding. Beneficiary may elect to appear in any such proceeding. Subject to any applicable Gaming Law, Beneficiary shall have the option to control such action or defense, whether or not Beneficiary elects to appear. If Beneficiary elects to appear in any such action or proceeding, Beneficiary shall have the right to retain counsel of its choice. Trustor shall be solely responsible for any and all expenses and costs, including, but not limited to, the fees of counsel retained by Beneficiary, which are incurred pursuant to this section. If Beneficiary elects to appear in or control any action or proceeding, Trustor agrees to indemnify Beneficiary against, release Beneficiary from, and hold Beneficiary harmless from any damages, liability, costs, expenses, litigation, or claims incurred in or in connection with such action or appearance or in the exercise of such control, except as a result of Beneficiary's gross negligence or willful misconduct.

    2.18  Liens.  Trustor will not permit or suffer the filing of any mechanics', materialmen's, or other liens against the Property, any part thereof, any interest therein, or the revenue, rents, issues, income and profits arising therefrom. If any lien shall be filed against the Property, any part thereof, or any interest therein, Trustor agrees to discharge the same of record within 10 days after the same shall have been filed.

    2.19  Prescriptive Easements and Adverse Possession.  Trustor shall take any and all such action as may be necessary to prevent any third parties from acquiring any prescriptive easement upon, over, or across any part of the Property, or from acquiring any rights whatsoever to or against the Property by virtue of adverse possession.

    2.20  Transfers of the Property.  Any sale, agreement to sell, transfer, assignment, mortgage, pledge, hypothecation or encumbrance, including, but not limited to, the granting of any option to do any of the foregoing, whether voluntary or involuntary, by agreement, operation of law or otherwise, of the whole or any portion of Trustor's right, title or interest in and to the Property or any portion thereof shall be in accordance with the terms of the Indenture.

    2.21  Lease or License of the Property.  Any lease or license for the use of the Property, or any part thereof, shall be in accordance with the terms of the Indenture.

    2.22  Employee Benefit Plans.  Immediately upon becoming aware of the occurrence of any (i) "reportable event," as such term is defined in Section 4043 of ERISA, or (ii) "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, in connection with any pension plan or any trust created thereunder, a written notice specifying the nature thereof, what action Trustor is taking or proposes to take with respect thereto, and, when known, any action taken or proposed to be taken by the Internal Revenue Service and/or the Department of Labor with respect thereto shall be delivered to Beneficiary. Trustor will not at any time permit any pension plan maintained by it or to which Trustor is a contributing employer to (a) engage in any "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended; (b) incur any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA, whether or not waived; or (c) terminate any such pension plan in a manner which could result in the imposition of a lien on the Property pursuant to Section 4068 of ERISA. Trustor shall not take any action which will cause or effect any withdrawal, complete or partial, or any resulting withdrawal liability, with respect to any such plan. Trustor shall promptly pay all contributions to any employee benefit plan to which it is required to pay.

    2.23  Performance of the Leases.  Trustor will diligently perform and observe all of the terms, covenants and conditions of the Leases to be performed and observed by Trustor to the end that all things shall be done which are necessary to keep unimpaired Trustor's rights under the Leases. Trustor will promptly advise Beneficiary in writing of the giving of any notice by the lessee under any Lease of any default by Trustor in the performance or observance of any of the terms, covenants or conditions thereof on the part of Trustor to be performed or observed and Trustor will deliver to Beneficiary a true copy of each such notice. Trustor shall enforce, short of termination thereof, the performance of each and every term, covenant and condition of each such Lease to be performed by the lessee thereunder. Trustor shall execute and deliver such instruments as may be useful or required to permit Beneficiary to cure any default under the Leases or permit Beneficiary to take such other actions to cure or remedy the matter in default and preserve the interest of Beneficiary in the Leases and the Property. Trustor will promptly notify Beneficiary in writing of any default by the lessee under any Lease in the performance or observance of any of the terms, covenants or conditions on the part of said lessee to be performed or observed. Trustor shall not collect any of the rent, income and profits arising or accruing under the Leases more than one month in advance, and in no event prior to the time when the same become due under the terms thereof. Trustor will not discount any future accruing rents. Trustor shall not execute any other assignments of the Leases or any interest therein or any of the rents thereunder. Any other provision hereof to the contrary notwithstanding, no lien or other encumbrance may be prior to any Lease (other than the Liens pursuant to the Indenture) if the result of such priority might be to allow such Lease to be terminated without the consent of Beneficiary.

    2.24  Subordination of Leases.  Trustor acknowledges and agrees that said Leases are and shall be subordinate hereto and that upon any sale or deed in lieu of sale hereunder such lessees shall attorn to the purchaser or grantee, as the case may be, and recognize the same as lessor under said Leases as fully as if such purchaser or grantee had been named as lessor under such Leases, but without any claim or offset against such purchaser or grantee for any liability of any previous lessor. Such lessees shall from time to time during the term hereof, within ten days after demand therefor by Beneficiary, execute and deliver to Beneficiary, or any party designated by Beneficiary, a certificate in recordable form certifying that attached thereto is a true and correct copy of such lessee's Lease, the term of said lease, the date to which all rentals and other charges have been paid, the amount of any security deposit, that no rent has been prepaid or discounted, that such Lease is in full force and effect, and that no defaults have occurred thereunder (or specifying the nature of such defaults).

    2.25  Books and Records.  Trustor shall keep and maintain at an office in Las Vegas, Nevada, complete, accurate and customary records and books of account with respect to all of Trustor's business transactions with respect to the Property and shall retain the same intact throughout the term hereof. Beneficiary or its representatives shall be entitled at all reasonable times to inspect and make copies and extracts of all such records and books of account, which right of inspection, copying and extracting shall include the right to remove said records and books of account from Trustor's places of business for reasonable periods of time.

    2.26  Estoppel Certificate.  Trustor agrees at any time and from time to time during the term hereof and within ten days after demand therefor from Beneficiary, to execute and deliver to Beneficiary, or any party designated by Beneficiary, a certificate in recordable form certifying the amount then due pursuant to this Deed of Trust and the obligations secured hereby, the terms of payment thereof, the dates to which payments have been paid, that this Deed of Trust and all instruments and obligations secured hereby are in full force and effect and that there are no defenses or offsets thereto, or specifying in what regards this Deed of Trust or such obligations are not in full force and effect and the nature of any defense or offsets thereto, together with such other information as Beneficiary may request.

    2.27  Conditional Sale Agreements.  Trustor shall pay promptly all installments due others upon leases, conditional sale agreements and/or security agreements relating to fixtures, furnishings and equipment now or hereafter constituting a portion of the Property.

    2.28  Security Agreement and Financing Statements.  Trustor shall execute, acknowledge and deliver to Beneficiary, and, if applicable, cause to be recorded or filed at Trustor's cost and expense, any and all such mortgages, assignments, transfers, assurances, financing statements and other instruments and documents and do such acts necessary for the better perfecting, assuring, conveying, assigning, transferring and confirming unto Beneficiary the property and rights herein conveyed or assigned or intended now or hereafter so to be. Unless prohibited by law, Trustor hereby authorizes Beneficiary to execute and file any such financing statements or continuation statements as provided to it on Trustor's behalf and/or without Trustor's signature. Trustor shall not change its name, identity or corporate structure without notifying Beneficiary at least 60 days in advance.

    2.29  Indemnification.  Trustor will protect, indemnify, save harmless and defend Beneficiary, Trustee and the Holders from and against any and all liability, loss, costs, charges, penalties, obligations, expenses, attorneys' fees, litigation, judgments, damages, claims and demands imposed upon or incurred by or asserted against Beneficiary, the Holders and/or Trustee by reason of (a) ownership by Trustee or Beneficiary of its interest in the Property pursuant to this Deed of Trust, (b) any accident or injury to or death of persons or loss of or damage to or loss of the use of property occurring on or about the Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (c) any use, non-use or condition of the Property or any part thereof or of the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (d) any failure on the part of Trustor to perform or comply with any of the terms of this Deed of Trust or any instrument or agreement secured hereby, (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof made or suffered to be made by or on behalf of Trustor, (f) any negligence or tortious act on the part of Trustor or any of its respective agents, contractors, lessees, licensees or invitees, or (g) any work in connection with any alterations, changes, new construction or demolition of the Property, whether or not permitted hereunder. All amounts payable to Beneficiary, Trustee or the Holders, as the case may be, under this Section 2.29 shall be payable on demand and shall be deemed indebtedness secured by this Deed of Trust.

    2.30  Subordination.  All obligations of Trustor to any of its affiliates, including, but not limited to, any of its shareholders, partners or members are hereby subordinated to the obligations secured by this Deed of Trust and such obligations may be paid unless prohibited by the Indenture or upon the occurrence of a Default or an Event of Default (as defined herein).

ARTICLE III.
Assignment of Leases and Rents

    3.01  Assignment of Leases and Rents.  As additional security for the obligations secured by this Deed of Trust pursuant to Section 1.02, Trustor hereby absolutely and unconditionally assigns and transfers to Beneficiary, all of Trustor's right, title and interest in the following:

      (a) all leases, subleases, occupancy agreements, licenses, usufructs, rental contracts and other agreements written or oral, now or hereafter existing relating to the use or occupancy of all or any portion of the Property, together with all guarantees, modifications, extensions and renewals thereof subject to applicable Gaming Laws (collectively, the "Leases");

      (b) any and all guaranties of the obligations of the tenants (the "Tenants") under any of such Leases; and

      (c) subject to the provisions of Section 3.03 below, the immediate and continuing right to collect and receive all of the rents, income, receipts, revenues, issues and profits now due or that may become due or to which Trustor may now or shall hereafter (whether during any applicable period of redemption, or otherwise) become entitled or may demand or claim, arising or issuing from or out of the Leases, or from or out of the Property or any part thereof, subject to applicable Gaming Laws (collectively, the "Rents").

    3.02  Rights of Beneficiary.  Subject to the provisions of Section 3.03 below, Beneficiary shall have the right, power and authority (but not the obligation) to: (a) notify any person that the Leases have been assigned to Beneficiary and that all Rents are to be paid directly to Beneficiary, whether or not Beneficiary has commenced or completed foreclosure or taken possession of the Property; (b) settle, compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any Rents or other obligations under the Leases; (c) enforce payment of Rents and other rights under the Leases, prosecute any action or proceeding, and defend against any claim with respect to Rents and Leases; (d) without regard to the adequacy of Beneficiary's security, enter upon but not take possession of the Property, or take possession of and operate the Property; (e) lease all or any part of the Property; and/or (f) perform any and all obligations of Trustor under the Leases and exercise any and all rights of Trustor therein contained to the full extent of Trustor's rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver, and any other rights and remedies under any applicable Nevada laws; provided, however, that the acceptance by Beneficiary of this Deed of Trust, with all of the rights, power, privileges, and authority created, will not, prior to entry on and taking of possession of the Property by Beneficiary, be deemed or construed to make Beneficiary a mortgagee-in-possession, nor in any event obligate Beneficiary to appear in or defend any action or proceeding relating to the Leases. Trustor shall deliver a copy of this Deed of Trust to each Tenant under a Lease and to each manager and managing agent or operator of the Property. Trustor irrevocably directs any Tenant, manager, managing agent, or operator of the Property, without any requirement for notice to or consent by Trustor, to comply with all demands of Beneficiary under this Deed of Trust and to turn over to Beneficiary on demand all Rents which it receives.

    3.03  Trustor's Limited License.  Provided that no Default or Event of Default (as defined herein) has occurred and is continuing, Trustor shall have the right under a license granted hereby and Beneficiary hereby grants to Trustor a license to collect, but not more than one month in advance (except as regards security and similar deposits and payments of last months' rentals), all of the Rents arising from or out of the Leases or any renewals or extensions thereof, or from or out of the Property or any part thereof. After the occurrence and during the continuance of an Event of Default, Beneficiary shall have the right, but not the obligation, to use and apply any Rents received hereunder in accordance with this Deed of Trust and the Indenture, and Trustor irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by the Beneficiary from or on behalf of Trustor, and Trustor hereby irrevocably agrees that the Beneficiary shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in accordance with this Deed of Trust and the Indenture. If an Event of Default occurs and is continuing, and without the necessity of Beneficiary entering upon and taking and maintaining full control of the Property (by agent, court appointed receiver or otherwise), the license granted hereby shall be deemed revoked and the license shall immediately be revocable by Beneficiary upon which revocation Beneficiary will be entitled to immediate possession of all rents and revenues generated by the Property.

    3.04  Trustor's Obligations.  Trustor represents and warrants that, as of the date hereof, it occupies the Property, and there are no Leases in effect with respect to the Property except for unrecorded month-to-month leases and as expressly set forth on Schedule 1 hereto. With respect to any Leases entered into after the date hereof, Trustor shall, in addition to any other obligations of Trustor provided for herein with respect to such Leases, at its sole cost and expense: (i) cause all tenant improvements to be constructed in a workmanlike manner and in accordance with all applicable laws, ordinances, rules and regulations; (ii) to the extent that Trustor is no longer in occupancy of any material portion of the Property, use reasonable efforts to keep such unoccupied portions of the Property leased at all times to lessees which Trustor reasonably and in good faith believes are creditworthy at rents not less than the fair market rental value (including, but not limited to, free or discounted rents to the extent the market so requires); (iii) appear in and defend any action or proceeding arising under, growing out of or in any manner connected with the Leases or the obligations, duties or liabilities of the landlord or of any lessees thereunder; (iv) promptly execute (and use reasonable efforts to cause all necessary third parties to execute) and record any additional assignments of landlord's interest under any Lease to Beneficiary and specific subordinations of any Lease to this Deed of Trust; and (v) furnish Beneficiary a written statement containing the names of all lessees and the terms of all Leases, including the spaces occupied and the rentals payable thereunder.

    3.05  Limitation.  The acceptance by Beneficiary of the assignment provided in this Article III, together with all of the rights, powers, privileges and authority created in this Article III or elsewhere in this Deed of Trust, shall not, prior to entry upon and taking possession of the Property by Beneficiary be deemed or construed to constitute Beneficiary a "mortgagee in possession" or to obligate Beneficiary to appear in or defend any action or proceeding relating to the Leases, the Rents or the Property or to take any action hereunder or to expend any money or incur any expenses or perform or discharge any obligation or responsibility for any security deposits or other deposits delivered to Trustor by any Tenant and not assigned and delivered to Beneficiary, nor shall Beneficiary be liable in any way for any injury or damage to person or property sustained by any person or persons, firm or corporation in or about the Property.

    3.06  Right of Subordination.  Notice is hereby given to each Tenant under a Lease of such right to subordinate. No subordination referred to in this Section shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder. Nothing herein shall be construed as subordinating this Deed of Trust to any Lease.

ARTICLE IV.
Trustee's and Beneficiary's Rights

    4.01  No Waiver or Release of any Event of Default or any Provisions, Covenants and Conditions.  The waiver or release by Beneficiary or Trustee of any Default or Event of Default or of any of the provisions, covenants and conditions hereof on the part of Trustor to be kept and performed shall not be a waiver or release of any preceding or subsequent breach of the same or any other provision, covenant or condition contained herein. The subsequent acceptance of any sum in payment of any indebtedness secured hereby or any other payment hereunder by Trustor to Beneficiary or Trustee shall not be construed to be a waiver or release of any preceding breach by Trustor of any provision, covenant or condition of this Deed of Trust other than the failure of Trustor to pay the particular sum so accepted, regardless of Beneficiary's or Trustee's knowledge of such preceding breach at the time of acceptance of such payment. No payment by Trustor or receipt by Beneficiary of a lesser amount than the amount herein provided shall be deemed to be other than on account of the earliest sums due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Beneficiary may accept any check or payment without prejudice to Beneficiary's right to recover the balance of such sum or pursue any other remedy provided in this Deed of Trust. The consent by Beneficiary or Trustee to any matter or event requiring such consent shall not constitute a waiver of the necessity for such consent to any subsequent matter or event.

    4.02  Bankruptcy Petition Filing.  Notwithstanding the right otherwise provided to Trustor to collect rent and other payments pursuant to the Leases while Trustor is not in default under the Notes or this Deed of Trust, if there is filed any petition in bankruptcy by or against any lessee under any of the Leases or there is appointed a receiver or trustee to take possession of all or a substantial portion of the assets of such lessee or there is a general assignment by such lessee for the benefit of creditors, or any action is taken by or against such lessee under any state or federal insolvency law or bankruptcy act, or any similar law now or hereafter in effect, Beneficiary is appointed a creditor of such lessee and is entitled to recover on any claim or right of recovery that Trustor may have against such lessee or its receiver or trustee; provided, however, that Beneficiary shall not be obligated to pursue any such claim or right of recovery.

    4.03  Right of Entry.  Beneficiary may make or cause to be made reasonable entries upon and inspection of the Property.

    4.04  Successor Trustees.  Beneficiary may, at any time, by instrument in writing, appoint a successor or successors to the Trustee named herein or acting hereunder, which instrument, executed and acknowledged by Beneficiary, and recorded in the Office of the County Recorder, Clark County, Nevada, shall be conclusive proof of the proper substitution of such successor trustee, who shall have all the estate, powers, duties and trusts in the premises vested in or conferred on the original trustee. If there be more than one trustee, either may act alone and execute these trusts upon the request of Beneficiary and his acts shall be deemed to be the acts of all trustees, and the recital in any conveyance executed by such sole trustee of such requests shall be conclusive evidence thereof, and of the authority of such sole trustee to act.

    4.05  Releases, Modifications and Waivers.  Without affecting the liability of Trustor or any other person or entity, except any person or entity expressly released in writing, for payment of any indebtedness secured hereby or for performance of any of the obligations or any of the terms, covenants and conditions hereof, and without affecting the rights of Trustee and Beneficiary with respect to any security not expressly released in writing, at any time and from time to time, without notice or consent other than consent of Beneficiary, Trustee and/or Beneficiary may:

      (a) Release any person or entity liable for payment of all or any part of the indebtedness or for the performance of any obligation;

      (b) Make any agreement extending the time or otherwise altering the terms of payment of all or any part of said indebtedness or modifying or waiving any obligation or subordinating, modifying or otherwise dealing with the lien or charge hereof;

      (c) Exercise or refrain from exercising or waive any right either of them may have;

      (d) Accept additional security of any kind; and,

      (e) Release or otherwise deal with any property, real or personal, securing the obligations secured hereby.

    4.06  Attorney-In-Fact.  If Trustor fails to execute, acknowledge or deliver to Beneficiary any and all mortgages, assignments, transfers, assurances, financing statements, maps, and other instruments or documents required to be so executed, acknowledged or delivered hereunder, within 15 days after Beneficiary's demand or such lesser period as may be provided elsewhere herein, then Trustor hereby appoints Beneficiary as Trustor's true and lawful attorney-in-fact to act in Trustor's name, place and stead to execute, acknowledge and deliver the same.

    4.07  Payment of Trustor's Obligations.  Whenever under any provision of this Deed of Trust Trustor shall be obligated to make any payment or expenditure, or to do any act or thing, or to incur any liability whatsoever, and Trustor fails, refuses or neglects to perform as herein required, Beneficiary shall be entitled, but shall not be obligated, to make any such payment or expenditure or to do any such act or thing, or to incur any such liability, all on behalf of and at the cost and for the account of Trustor. In such event, the amount thereof shall be paid by Trustor on demand of Beneficiary. Such amount shall be added to the principal balance due under the Notes and shall accrue interest thereon in accordance with the terms of the Indenture. Without limiting the generality of the foregoing, any act or payment by Beneficiary to cure, forestall, prevent or mitigate an Event of Default hereunder shall be at the sole option of Beneficiary, shall be at the cost of Trustor and shall be reimbursed to Beneficiary as above provided. Beneficiary shall not be bound to inquire into the validity of any apparent or threatened tax, assessment, adverse title, lien, encumbrance, claim, or charge before making an advance for the purpose of preventing, removing or paying the same. Beneficiary shall be subrogated to all rights, equities and liens discharged by any such expenditure. All funds advanced by Beneficiary pursuant to this Section 4.07 or any other provision of this Deed of Trust for the performance of any obligation of Trustor or to protect Beneficiary's security shall be deemed obligatory advances regardless of the person or entity to whom such funds are furnished and such advances, together with interest thereon, shall be secured by this Deed of Trust.

ARTICLE V.
Default and Remedies

    5.01  Events of Default.  As used in this Deed of Trust, each of the following events shall constitute an "Event of Default" hereunder:

      (a) Any default in the performance of any term, covenant or condition contained herein and such event or circumstance, if capable of being cured, is not cured within 35 days after written notice thereof is given by Trustee or Beneficiary to Trustor; or

      (b) The occurrence of any "Event of Default" under the terms of the Indenture or any other Loan Document.

    All notice and cure periods provided herein, in the Indenture or in any other Loan Document shall run concurrently with any notice or cure periods provided by law. Without limiting the foregoing, Beneficiary or the Trustee shall be entitled to cause a notice of breach and election to sell to be recorded and mailed if any event occurs which, with the giving of notice and/or passage of time, would constitute an Event of Default hereunder or thereunder or would entitle Beneficiary to accelerate the indebtedness secured hereby and the recording and mailing to Trustor of such notice of breach and election to sell shall constitute notice of a failure to perform pursuant hereto or thereto.

    5.02  Rights and Remedies.

      (a) At any time after the occurrence of a Default or an Event of Default, Beneficiary may exercise any and all of its rights provided hereunder, under the Indenture or applicable law, subject to applicable Gaming Laws. Without limiting the generality of the foregoing, any Personal Property may, at the sole and absolute option of Beneficiary, (i) be sold hereunder, (ii) be sold pursuant to the Uniform Commercial Code of the State of Nevada, or (iii) be dealt with by Beneficiary in any other manner provided by statute, law or equity. Without limiting the foregoing, Beneficiary may require Trustor to assemble the Personal Property and make it available to Beneficiary at a place to be designated by Beneficiary. At any time after the occurrence of a Default or an Event of Default, Beneficiary shall be the attorney-in-fact of Trustor with respect to any and all matters pertaining to the Property with full power and authority to give instructions with respect to the collection and remittance of payments, to endorse checks, to enforce the rights and remedies of Trustor, and to execute on behalf of Trustor and in Trustor's name any instruction, agreement or other writing required therefor. This power shall be irrevocable and deemed to be a power coupled with an interest. Beneficiary may, in its sole discretion, appoint Trustee as the agent of Beneficiary for the purpose of disposition of the Personal Property in accordance with the Uniform Commercial Code. Trustor acknowledges and agrees that a disposition of the Personal Property in accordance with Beneficiary's rights and remedies in respect to real property as hereinabove provided is a commercially reasonable disposition thereof.

      (b) At any time after the occurrence of an Event of Default, Beneficiary may, to the full extent permitted by law, including any applicable Gaming Law, in addition to all other rights and remedies, forthwith after any such Event of Default, enter upon and take possession of the Property, complete any buildings or other improvements under construction, construct new improvements and make modifications to and/or demolish any of the foregoing. In connection therewith Beneficiary shall have the power to file any and all notices and obtain any and all necessary permits and licenses, including, but not limited to, the filing of notices of completion and the obtaining of certificates of occupancy. Beneficiary shall also have the right but not the obligation to receive all of the rents, issues and profits of the Property, overdue, due or to become due, and to apply the same, after payment of all necessary charges and expenses, including attorneys' fees, on account of the indebtedness secured hereby. Beneficiary may do any and all of the foregoing in its own name or in the name of Trustor and Trustor hereby irrevocably appoints Beneficiary as its attorney-in-fact for such purposes. Beneficiary may also, at any time after such default, apply to any court of competent jurisdiction for the appointment of a receiver and Trustor agrees that such appointment shall be made upon a prima facie showing of a claimed Event of Default without reference to any offsets or defenses against such Event of Default and without regard to whether any portion of the Property is in danger of being lost, removed, injured or destroyed or of waste, whether income from the Property is in danger of being lost or whether the Property is or may become insufficient to discharge the obligations secured by this Deed of Trust. Such receiver shall have all the rights and powers provided Beneficiary pursuant to this section or otherwise provided hereunder or by law. Said receiver may borrow monies and issue certificates therefor. Said certificates shall be a lien on the Property subordinate only to this Deed of Trust and the Leases; provided, however, that should any of said certificates be acquired by Beneficiary the amount thereof shall constitute additional indebtedness secured hereby. Such receiver may lease all or any portion of the Property on such terms and for such a term (which may extend beyond the terms of such receiver's appointment and/or, if Beneficiary so consents, sale of the Property hereunder) as such receiver may deem appropriate in its sole and absolute discretion. The entering upon and taking possession of the Property pursuant to this section and the collection of the rents, issues and profits therefrom shall not cure or waive any Event of Default or notice thereof hereunder or invalidate any act of Beneficiary pursuant thereto.

      (c) Should default be made by Trustor in payment or performance of any indebtedness or other obligation or agreement secured hereby and/or in performance of any agreement herein, or should an Event of Default otherwise occur hereunder, Beneficiary may, subject to NRS § 107.080, declare all sums secured hereby immediately due by delivery to Trustee of a written notice of breach and election to sell (which notice Trustee shall cause to be recorded and mailed as required by law).

      (d) After three months shall have elapsed following recordation of any such notice of breach, Trustee shall sell the property subject hereto at such time and at such place in the State of Nevada as Trustee, in its sole discretion, shall deem best to accomplish the objects of these trusts, having first given notice of such sale as then required by law. In the conduct of any such sale Trustee may act itself or through any auctioneer, agent or attorney. The place of sale may be either in the county in which the property to be sold, or any part thereof, is situated, or at an office of the Trustee located in the State of Nevada.

        (i)  Upon the request of Beneficiary or if required by law Trustee shall postpone sale of all or any portion of said property or interest therein by public announcement at the time fixed by said notice of sale, and shall thereafter postpone said sale from time to time by public announcement at the time previously appointed.

        (ii) At the time of sale so fixed, Trustee shall sell the property so advertised or any part thereof or interest therein either as a whole or in separate parcels, to the highest bidder for cash in lawful money of the United States, payable at time of sale, and shall deliver to such purchaser a deed or deeds or other appropriate instruments conveying the property so sold, but without covenant or warranty, express or implied. Beneficiary and Trustee may bid and purchase at such sale. To the extent of the indebtedness secured hereby, Beneficiary need not bid for cash at any sale of all or any portion of the Property pursuant hereto, but the amount of any successful bid by Beneficiary shall be applied in reduction of said indebtedness. Trustor hereby agrees, if it is then still in possession, to surrender, immediately and without demand, possession of said property to any purchaser.

      (e) Trustee shall apply the proceeds of any such sale to payment of expenses of sale and all charges and expenses of Trustee and of these trusts, including cost of evidence of title and Trustee's fee in connection with sale; all sums expended under the terms hereof, not then repaid, with accrued interest in accordance with the terms of the Indenture; all other sums then secured hereby, and the remainder, if any, to the person or persons legally entitled thereto.

      (f)  Beneficiary, from time to time before Trustee's sale, may rescind any notice of breach and election to sell by executing, delivering and causing Trustee to record a written notice of such rescission. The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other notices of breach and election to sell, nor otherwise affect any term, covenant or condition hereof or under any obligation secured hereby, or any of the rights, obligations or remedies of the parties thereunder.

      (g) Notwithstanding any other provision of this Deed of Trust, to the extent required under applicable law, the consummation of the transactions contemplated hereby and the exercise of remedies hereunder may be subject to applicable Gaming Laws, as amended from time to time. Due to various legal restrictions, including, without limitation, licensing of operators of gaming facilities and prior approval of the sale or disposition of assets of a licensed gaming operation, the sale of Collateral consisting of gaming equipment may be denied by the relevant Gaming Authorities or delayed pending Gaming Authority approval.

    5.03  Leases.  The collection of Rents and the application thereof by Beneficiary or any receiver obtained by Beneficiary shall not cure or waive any Event of Default or notice thereof, or invalidate any act of Beneficiary pursuant thereto. In the exercise of the powers herein granted Beneficiary, Beneficiary shall not be deemed to have affirmed any Lease or subordinated the lien hereof thereto nor shall any liability be asserted or enforced against Beneficiary, all such liability being hereby expressly waived and released by Trustor. Neither Beneficiary nor any receiver shall be obligated to perform or discharge any obligation, duty or liability under any Lease or under or by reason of the assignment contained in this Deed of Trust and Trustor shall and does hereby agree to protect, indemnify, save harmless and defend Beneficiary and such receiver from and against any and all liability, loss, costs, charges, penalties, obligations, expenses, attorneys' fees, litigation, judgments, damages, claims and demands which they may or might incur by reason of, arising from, or in connection with the Leases, such assignment, any alleged obligations or undertakings on their part to perform or discharge any of the terms, covenants or agreements contained in the Leases, any alleged affirmation of or subordination to the Leases, or any action taken by Beneficiary or such receiver pursuant to any provision of this Deed of Trust. Without limiting the generality of the foregoing, no security deposited by the lessee with the lessor under the terms of any Lease hereby assigned has been transferred to Beneficiary, and Beneficiary assumes no liability for any security so deposited.

ARTICLE VI.
Miscellaneous

    6.01  Reconveyance of Property.  Upon receipt of a written request from Beneficiary reciting that all sums and obligations secured hereby have been paid and/or performed, and upon payment of its fees, Trustee shall reconvey without warranty the property then held hereunder. The recitals in such reconveyance of any matters of fact shall be conclusive proof of the truth thereof. The grantee in such reconveyance may be described in general terms as "the person or persons legally entitled thereto."

    6.02  Waiver and Release.  Trustor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Deed of Trust, hereby expressly waives and releases all rights to direct the order in which any of the Property or any interest therein shall be sold in the event of any sale or sales pursuant hereto and to have any of the Property and/or any other property now or hereafter constituting security for any of the indebtedness secured hereby or any interest therein marshaled upon any sale under this Deed of Trust or of any other security for any of said indebtedness.

    6.03  Further Assurances.  Trustor shall, upon demand by Beneficiary or Trustee, or otherwise necessary, execute, acknowledge (if appropriate) and deliver any and all documents and instruments and do or cause to be done all further acts reasonably necessary or appropriate to effectuate the provisions hereof.

    6.04  Usury Savings Clause.  Nothing contained herein or in the Loan Documents shall be deemed to require the payment of interest or other charges by Trustor in excess of the amounts that may be lawfully charged to the Trustor pursuant to the Loan Documents or under the applicable usury laws. In the event Beneficiary shall collect monies which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of Beneficiary, be returned to Trustor or credited against the principal balance of any obligation secured hereby then outstanding.

    6.05  No Liability for Clean-up of Hazardous Materials.  In the event that the Beneficiary is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Beneficiary's sole discretion may cause the Beneficiary to be considered an "owner or operator" under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. §9601. et seq., or otherwise cause the Beneficiary to incur liability under CERCLA or any other federal, state or local law, the Beneficiary reserves the right to, instead of taking such action, either resign as Beneficiary or arrange for the transfer of the title or control of the asset to a court appointed receiver.

    The Beneficiary shall not be liable to the Trustor or the Holders or any other person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Beneficiary's actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment.

    6.06  Notices.  Any and all notices and demands to Trustor, Trustee or to Beneficiary, required or desired to be given hereunder shall be in writing and shall be given by deposit in the United States mail, certified or registered, postage prepaid, return receipt requested or if made by Federal Express or other similar delivery service keeping records of deliveries and attempted deliveries or made by telecopy. Service by United States Mail or by Federal Express or other similar delivery service shall be conclusively deemed made on the first business day delivery is attempted or upon receipt, whichever is sooner; provided, however, that service of any notice of breach or notice of sale as required by law will, if mailed, be effective on the date of mailing. Facsimile transmissions received during business hours during a business day shall be deemed received on such business day. Facsimile transmissions received at any other time shall be deemed received on the next business day.

    Any notice or demand to Beneficiary shall be addressed to Beneficiary at:

The Bank of New York
101 Barclay Street
New York, NY 10286
Telecopier No.: (212) 815-5915
Attention: Corporate Trust Administration

    Any notice or demand to Trustee shall be addressed to Trustee at:

National Title Co.
714 East Sahara Avenue
Las Vegas, Nevada 89104
Telecopier No.: (702) 737-9255

    Any notice or demand to Trustor shall be addressed to Trustor at:

Market Gaming, Inc.
3440 West Russell Road
Las Vegas, Nevada 89118
Telecopier No.: (702) 740-4630
Attention: Mary E. Higgins

      With a copy to:

Kummer Kaempfer Bonner & Renshaw
3800 Howard Hughes Parkway
Seventh Floor
Las Vegas, Nevada 89109
Telecopier No.: (702) 796-7181
Attention: John N. Brewer, Esq.

Any party hereto may change its address for the purpose of receiving notices or demands as herein provided by a written notice given in the manner aforesaid to the other party hereto, which notice of change of address shall not become effective, however, until the actual receipt thereof by the other party. Whenever any law requires Beneficiary to give reasonable notice of any act, election, or event, or proposed act, election, or event, said requirement shall be deemed complied with if Beneficiary gives Trustor ten (10) days written notice as herein provided. Information concerning the security interest may be obtained from Beneficiary at the above address.

    6.07  Successors in Interest.  This Deed of Trust applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns.

    6.08  Public Record.  Trustee accepts these trusts when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.

    6.09  Action by Trustor.  Where any provision in this Deed of Trust refers to action to be taken by Trustor, or which Trustor is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by Trustor.

    6.10  Severability.  If any term, provision, covenant or condition of this Deed of Trust, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void, or unenforceable, all provisions, covenants and conditions of this Deed of Trust and all applications thereof not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby. If the lien of this Deed of Trust is invalid or unenforceable as to any part of the Property, or if the lien is invalid or unenforceable as to any part of the indebtedness secured hereby, the unsecured or partially unsecured portion of such indebtedness shall be completely paid prior to the payment of the remaining and secured or partially secured portion of such indebtedness, and all payments made on such indebtedness, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of such indebtedness which is not secured or fully secured by the lien of this Deed of Trust.

    6.11  Joint and Several Liability.  In the event that Trustor shall consist of more than one person, firm or corporation then and in such event all of such persons, firms or corporations shall be jointly and severally liable hereunder.

    6.12  Governing Law.  The laws of the State of Nevada shall govern the validity, construction, performance and effect of this Deed of Trust.

    6.13  Construction.  This Deed of Trust shall be construed in accordance with its intent and without regard to any presumption or other rule requiring construction against the party causing the same to be drafted.

    6.14  Remedies Cumulative.  The various rights, options, elections and remedies of Beneficiary and Trustee hereunder shall be cumulative and no one of them shall be construed as exclusive of any other, or of any right, option, election or remedy provided in any agreement or by law.

    6.15  Time.  Time is of the essence of this Deed of Trust and all of the terms, provisions, covenants and conditions hereof.

    6.16  Consent of Beneficiary.  Whenever any provision of this Deed of Trust requires Beneficiary's consent or approval, unless otherwise specifically provided, the same may be granted or withheld by Beneficiary in its sole and absolute discretion.

    6.17  Context, Interpretation and Headings.  In this Deed of Trust, whenever the context so requires any gender includes the others, and the singular number includes the plural, and vice-versa, the term Beneficiary shall include any future trustee under the Indenture, and the term Trustor shall mean the original signator hereof, the successors and assigns thereof and any future owners of any interest in the Property or any portion thereof. In the event the ownership of all or any portion of such property becomes vested in a person other than the signator hereof, Beneficiary may, without notice to such signator, deal with such successor or successors with reference to this Deed of Trust and to the indebtedness hereby secured in the same manner as with the signator, without in any way vitiating or discharging such signator's liability hereunder or upon the indebtedness hereby secured. In this Deed of Trust, the use of words such as "including" or "such as" shall not be deemed to limit the generality of the term or clause to which they have reference, whether or not non-limiting language (such as "without limitation," or "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The captions and headings appearing at the commencement of the sections, paragraphs and subdivisions hereof are descriptive only and for convenience in reference to this Deed of Trust and in no way whatsoever define, limit or describe the scope or intent of this Deed of Trust, nor in any way affect this Deed of Trust.

    6.18  Effect of NRS § 107.030.  Where not inconsistent with the above, the following covenants, Nos. 1; 2 (full replacement value); 3; 4 (as determined in accordance with the Indenture); 5; 6; 7 (a reasonable percentage); 8 and 9 of NRS § 107.030 are hereby adopted and made a part of this Deed of Trust.

    6.19  Rights of Beneficiary.  In acting hereunder, Beneficiary is entitled to all rights, privileges, benefits, protections, immunities and indemnities accorded to it under the Indenture.

[signature page to follow]

    IN WITNESS WHEREOF, Trustor has executed this Deed of Trust the day and year first above written.

TRUSTOR:
Market Gaming, Inc.
By:	/s/ Edward J. Herbst
Name:	Edward J. Herbst
Title:	President and CEO

STATE OF NEVADA	)
	)	ss.
COUNTY OF CLARK	)

    This instrument was acknowledged before me on August 24, 2001 by Edward J. Herbst as President and CEO of Market Gaming, Inc.

Janice R. Donelson
[SEAL]	NOTARY PUBLIC
My Commission Expires 11/20/03

EXHIBIT "A"
LEGAL DESCRIPTION OF REAL PROPERTY

    The land referred to herein is situated in the State of Nevada, County of Clark and is described as follows:

PARCEL I:

    That portion of Section 17, Township 22 South, Range 63 East, M.D.M., described as follows:

    COMMENCING at the West Quarter (W1/4) corner of said Section 17; thence North 00° 06' 00" East along the West line of the Northwest Quarter (NW1/4) of said Section 17, a distance of 344.47 feet to a point on the Northeasterly right of way line of U.S. Highway No. 93-95-466 (400.00 feet wide); thence South 42° 23'20" East along said right of way line, a distance of 1972.66 feet; thence North 47° 36'40" East, a distance of 176.29 feet to the True Point of Beginning; thence continuing North 47°36'40" East, a distance of 176.29 feet to the True Point of Beginning; thence continuing North 47°36'40" East, a distance of 203.71 feet; thence South 42° 23' 20" East, a distance of 148.71 feet; thence South 47° 36' 40" West, distance of 203.71 feet; thence North 42°23'20" West, a distance of 203.71 feet; thence North 42° 23'20" West, a distance of 148.71 feet to the True Point of Beginning.

PARCEL II:

    A non-exclusive easement for ingress, egress, and parking over the unimproved portions of the following described Parcel A, as provided for in that certain instrument entitled "Declaration" and recorded November 15, 1960 in Book 269 as Document No. 217787, Official Records and as amended by that certain instrument entitled "Amendment to Declaration" recorded August 2, 1978 in Book 924 as Document No. 883234, Official Records.

PARCEL A

    That portion of the North Half (N1/2) of the Southwest Quarter (SW1/4) of Section 17, Township 22 South, Range 63 East, M.D.B.&M., more particularly described as Parcel 2-2-A, as shown by map thereof on file in File 75 of Parcel Maps, Page 51, in the Office of the County Recorder of Clark County, Nevada.

PARCEL III:

    A non-exclusive easement for ingress, egress, access and parking over the unimproved portions of the hereafter described Parcels B and C, as provided for in that certain Reciprocal Easement Agreement recorded November 12, 1993 in Book 931112 as Document No. 01423, Official Records.

PARCEL B:

    That portion of the North Half (N1/2) of the Southwest Quarter (SW1/4) of Section 17, Township 22 South, Range 63 East, M.D.B. & M., particularly described as Parcel 2-2-B, as shown by map thereof in File 75 of Parcel Maps, Page 51, in the Office of the County Recorder of Clark County, Nevada.

    PARCEL C:

    A tract of land being a portion of Lot 2-2-A of Parcel Map recorded in Parcel Map File 75, page 51, of the Records of Clark County, Nevada, more particularly described as follows:

    BEGINNING at the most Westerly corner of Lot 2-2-B of said Parcel Map, also being a corner on the Southwesterly boundary line of said Lot 2-2-A; thence along the boundary line common to both said Lot 2-2-A and Lot 2-2-B on the following three (3) courses: 1) North 47° 36' 40" East, 105.00 feet; thence 2) South 42° 23' 20" East, 96.50 feet; thence 3) South 47° 36' 40" West, 105.00 feet; thence continuing along the Southwesterly boundary line of said Lot 2-2-A, South 42° 23' 20" East, 65.77 feet; thence departing said Southwesterly boundary line of Lot 2-2-A, North 47° 36' 40" East, 110.62 feet; thence North 42° 23' 20" West, 167.19 feet; thence South 47° 36' 40" West, 110.62 feet to a point on the Southwesterly boundary line of said Lot 2-2-A; thence along said Southwesterly boundary line, South 42° 23' 20" East, 4.92 feet to the Point of Beginning.

SCHEDULE 1
PERMITTED EXCEPTIONS

1.
Taxes for the fiscal year July l, 2001 to June 30, 2002 any district assessments collected therewith.

AP# 38-283-13
lst Installment	$11,206.08	August 20, 2001	PAID
2nd Installment	$10,569.78	October 1, 2001	NOT YET DUE
3rd Installment:	$10,569.78	January 7, 2002	NOT YET DUE
4th Installment:	$10,569.78	March 4, 2002	NOT YET DUE
TOTAL TAXES:	$42,915.42
2.
A lien for supplemental taxes as might be assessed and collected by the County Assessor on the personal property Tax Roll in the event improvements have been commenced or completed within the past year, in accordance with Nevada Revised Statutes 361.260. (NONE DUE AND PAYABLE)

3.
Water rights, claims or title to water, whether or not shown by the public records.

4.
Reservations and provisions as contained in Patent from the United States of America, recorded November 22, 1965 in Book 83 of Official Records, page 377 as File No. 54072, Nye County, Nevada records:

      Subject to any vested and accrued water rights for mining, agricultural, manufacturing, or other purposes, and rights to ditches and reservoirs used in connection with such water rights, as may be recognized and acknowledged by the local customs, laws, and decisions of courts; and there is reserved from the lands hereby granted, a right-of-way thereon for ditches or canals constructed by the authority of the United States.

5.
Easements and rights of way including incidentals thereto as shown on the Parcel Map thereof recorded March 20, 1985 as File No. 137000, Nye County, Nevada records.

6.
An Easement for either or both pole lines, conduits and incidental purposes as set forth in an instrument

Recorded:	May 2, 1994 as File No. 351817, Nye County, Nevada records
Over:	A portion of said land
7.
An unrecorded Lease dated August 1, 1998, executed by E-T-T ENTERPRISES, L.L.C., as Lessors, and TERRIBLE HERBST, INC., as Lessee, upon the terms, covenants, and conditions therein provided as disclosed by a Memorandum of Lease recorded October 28 1999, as Document No. 480871, Nye County, Nevada records.

      The terms, covenants, conditions and provisions as contained in an instrument, entitled "FIRST AMENDMENT TO MEMORANDUM OF LEASE"

By and between:	E-T-T ENTERPRISES L.L.C., a Nevada Liability Company and TERRIBLE HERBST, INC., a Nevada Corporation
Recorded:	November 21, 2000
Document No.:	504213, Nye County, Nevada
[To be subordinated to Deed of Trust by Subordination, Attornment and Non-Disturbance Agreement to be recorded concurrently herewith.]

      The terms, covenants, conditions and provisions as contained in an instrument, entitled "RIGHT OF FIRST REFUSAL"

1

By and between:	TERRIBLE HERBST, INC., a Nevada Corporation and CHEVRON U.S.A. Inc., a Pennsylvania Corporation
Recorded:	October 28, 1999
Document No.:	480873, Nye County, Nevada
(Affects the Lessee's Interest under the above lease.)

      The terms, covenants, conditions and provisions as contained in an instrument, entitled "LANDLORD CONSENT"

By and between:	E-T-T ENTERPRISES, L.L.C., a Nevada Limited Liability Company and CHEVRON U.S.A. Inc., a Pennsylvania Corporation and TERRIBLE HERBST, INC., a Nevada Corporation
Recorded:	October 28, 1999
Document No.:	480874, Nye County, Nevada
(Affects the Lessee's Interest under the above lease.)

      A Deed of Trust to secure payment and performance of certain agreements set forth therein, recorded October 28, 1999 as File No. 480872, Nye County, Nevada records.

Dated:	January 31, 1999
Trustor:	TERRIBLE HERBST, INC.
Trustee:	FIRST AMERICAN TITLE COMPANY OF NEVADA
Beneficiary:	CHEVRON U.S.A. INC.
(Affects the Lessee's Interest under the above lease.)

      The effect, if any, caused from a financing statement form UCC-1 recorded October 28, 1999 as Document No. 480875, of Official Records, Nye County, Nevada records.

Debtor:	TERRIBLE HERBST, INC.
Secured Party:	CHEVRON U.S.A. INC.
Property Encumbered:	Personal Property located on said land
(Affects the Lessee's Interest under the above lease.)

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EXHIBIT 10.13